EXHIBIT 16.1

Anderson Bradshaw PLLC
5296 South Commerce Drive, Suite 300
Salt Lake City, UT 84107

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

August 11, 2014

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 11, 2014 of Lithium Exploration Group, Inc. to be filed with the Securities and Exchange Commission on or about August 11, 2014, and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ Anderson Bradshaw PLLC
Anderson Bradshaw PLLC
Salt Lake City, UT 84107